325,000 Preferred Securities

                           CONSECO FINANCING TRUST II

                           (a Delaware business trust)

             8.70% Capital Trust Pass-through Securitiessm (TruPSSM)

                   (Liquidation Amount of $1,000 per Security)



                                PRICING AGREEMENT



                                                              November 22, 1996


Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Ladies and Gentlemen:

         Reference is made to the Underwriting Agreement, dated November 22, 1996 (the "Underwriting Agreement"), relating to the purchase by Salomon Brothers Inc of the above 8.70% Capital Trust Pass-through Securities (the "Capital Securities"), of Conseco Financing Trust II, a Delaware business trust (the "Trust").

         Pursuant to Section 2 of the Underwriting Agreement, the Trust and Conseco, Inc. (the "Company"), an Indiana corporation, agree with the Underwriter as follows:

         1. The initial public offering price per security for the Capital Securities, determined as provided in said Section 2, shall be $1,000.

         2. The purchase price per security for the Capital Securities to be paid by Salomon Brothers Inc shall be $1,000, being an amount equal to the initial public offering price set forth above.

         3. The compensation to be paid by the Company to Salomon Brothers Inc in respect of its commitments hereunder shall be an amount in same day funds of $10 per Capital Security.



SM Salomon Brothers Inc has filed applications with the United States Patent and Trademark Office for the registration of the TruPS service mark.

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


         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter and the Offerors in accordance with its terms.

                                            Very truly yours,

                                            CONSECO, INC.


                                          By: /s/ ROLLIN M. DICK
                                              ------------------------------
                                              Name:  Rollin M. Dick
                                              Title: Executive Vice President


                                            CONSECO FINANCING TRUST II


                                            By: /s/ ROLLIN M. DICK
                                                -----------------------------
                                                Name:  Rollin M. Dick
                                                Title: Regular Trustee



CONFIRMED AND ACCEPTED, as of the date first above written:

SALOMON BROTHERS INC


By: /s/ GEORGE C. JOHNS



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